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                                                                   EXHIBIT 10.31

                       AMENDMENT TO LETTER AGREEMENT AND
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                        REGISTRATION RIGHTS AGREEMENTS
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          THIS AMENDMENT TO LETTER AGREEMENT AND REGISTRATION RIGHTS AGREEMENTS
(this "Amendment") is made this 3rd day of November 1999 by and among SKYNET HOLDINGS, INC., a Delaware corporation, whose address is 343 South Glasgow Avenue, Inglewood, California 90301 ("Borrower"), FOUNDERS EQUITY GROUP, INC., a Texas corporation whose address is 2602 McKinney Avenue, Suite 220, Dallas, TX 75204, as Agent (the "Agent") for the individuals and entities identified as "Lenders" on the signature page hereto (collectively, the "Lenders"), and each of the Lenders.

          WHEREAS, Borrower and Agent, for itself and on behalf of each of the Lenders, entered into a Letter Agreement dated as of June 3, 1999 (the "Letter Agreement"), pursuant to which the Lenders extended a loan to Borrower in the original principal amount of Three Million Dollars ($3,000,000) (the "Loan");

          WHEREAS, under the terms of the Letter Agreement, the due date of the Loan was October 1, 1999;

          WHEREAS, the entire principal amount of the Loan remains outstanding as of the date hereof; and

          WHEREAS, the parties hereto wish to extend the due date of the Loan and amend other terms of the Letter Agreement, as well as amend certain terms of the Registration Rights Agreements, each dated as of June 3, 1999, by and between the Borrower and each of the Lenders (collectively, the "Registration Rights Agreements"), all as set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree that the Letter Agreement and Registration Rights Agreements are hereby amended as follows:

          1.  Defined Terms.  Capitalized terms used but not otherwise defined
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herein shall have the meaning ascribed to them in the Letter Agreement.

          2.  Due Date.  The Due Date shall mean the earlier to occur of (x)
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July 1, 2000 or (y) the Final Payment Date (as such term is defined in Section 3 below).

          3.  Repayment of Loan.  Principal payments in the amounts set forth
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below each shall be made by Borrower within two (2) business days after each of the following dates:

              3.1. A principal payment of Five Hundred Thousand Dollars ($500,000) after the closing date of the proposed financing transaction (the "Lancer Financing") pursuant to which the Borrower shall issue a convertible note in the original principal amount of Nine Million Dollars ($9,000,000) (the "Lancer Note") to Lancer Management Group, LLC or an affiliate thereof ("Lancer");
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              3.2.  A principal payment of One Million Dollars ($1,000,000)
after the date on which the Borrower receives net proceeds of at least Five Million Dollars ($5,000,000) in the aggregate from one or more private transactions for debt (other than a refinancing of Borrower's senior line of credit with NationsCredit Commercial Corporation) or equity financings following the Lancer Financing;

              3.3. A principal payment of One Million Five Hundred Thousand Dollars ($1,500,000) after the date on which the Borrower receives net proceeds of at least Six Million Dollars ($6,000,000) in the aggregate from one or more private transactions for debt (other than a refinancing of Borrower's senior line of credit with NationsCredit Commerical Corporation) or equity financings following the Lancer Financing (the "Final Payment Date").

          4.  Closing Conditions.  This Amendment shall not be effective until
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Borrower has satisfied all of the following conditions:

              4.1.  The Lancer Financing shall have closed;

              4.2. Agent, on behalf of itself and each of the Lenders, shall have received from the Borrower the principal payment of Five Hundred Thousand Dollars ($500,000) referenced in Section 3.1 hereof, as well as all accrued but unpaid interest due under the Loan as of the date of execution of this Amendment;

              4.3. Borrower shall have caused NationsCredit Commercial Corporation to deliver to Agent a writing consenting to the payment to be made to Agent on behalf of the Lenders under Section 3.1 hereof, such writing to be in form and substance reasonably satisfactory to the Agent;

              4.4. Borrower shall have delivered an incumbency certificate to Agent dated as of the date this Amendment is executed by Agent and Borrower.

          5.  Mandatory Prepayments.  The second sentence of Section 6 of the
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Letter Agreement is hereby deleted.

          6.  Interest.  Section 3(a) of the Letter Agreement is amended to
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provide that from and after October 1, 1999, the Loan shall bear interest at a rate per annum equal to the Default Rate.

          7.  Shares.  In consideration of the extension of the Loan granted
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by Lenders pursuant to this Amendment, Borrower agrees to issue to the Agent on behalf of the Lenders an aggregate 150,000 shares of its Common Stock (the "Extension Shares"). The Extension Shares shall be entitled to the registration rights granted in, and subject to the terms of, the Registration Rights Agreements.

          8.  Warrants. In consideration of the extension of the Loan granted
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by Lenders pursuant to this Amendment, Borrower agrees to issue to the Agent on behalf of the Lenders three year warrants to purchase an aggregate 300,000 shares of its Common Stock at an exercise price of $5.00 and subject to the vesting provisions below (the "Extension Warrants"). The shares

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of Common Stock issuable upon the exercise of the Extension Warrants shall be entitled to the registration rights granted in, and subject to the terms of, the Registration Rights Agreements.

              8.1  Subject to Vesting.  Notwithstanding anything to the contrary
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contained herein, the Extension Warrants shall not be exercisable until they have vested in accordance with the following schedule:

                   (a) In the event that Borrower fails to make the principal payment under the Loan of at least Five Hundred Thousand Dollars ($500,000) described in Section 3.1 hereof on or before November 9, 1999, then 100,000 Extension Warrants shall vest on November 10, 1999;

                   (b) In the event that Borrower fails to make aggregate principal payments under the Loan of at least One Million Five Hundred Thousand Dollars ($1,500,000) on or before November 30, 1999, then an additional 100,000 Extension Warrants shall vest on December 1, 1999; and

                   (c) In the event that Borrower fails to make aggregate principal payments under the Loan of at least Three Million Dollars ($3,000,000) on or before December 15, 1999, then an additional 100,000 Extension Warrants shall vest on December 16, 1999.

          9.  Representations and Warranties of Lenders.  Each of the Lenders
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represents and warrants to the Borrower that each of the representations and warranties made by it in Section 10 of the Letter Agreement is true and correct as of the date hereof with respect to the Extension Shares and Extension Warrants. Each of the Lenders further represents and warrants to the Borrower that as of the date hereof, it is an accredited investor on the basis indicated on Schedule A of the Letter Agreement.

          10. Right to Warrants in Lieu of Conversion.  Section 3(e) of the
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Letter Agreement is hereby deleted in its entirety and replaced with the following:

              "Right to Warrants in Lieu of Conversion.  In the event that the
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     resale of the Restricted Stock is not subject to an effective Registration
     Statement on or before the Due Date, then, in lieu of any conversion rights of Agent or Lenders hereunder and as the sole and exclusive remedy of Agent and Lenders for the failure of Borrower to have a Registration Statement covering the resale of the Restricted Stock effective by the Due Date, the Lenders shall be automatically entitled to receive Warrants to purchase up to 300,000 shares of Common Stock for the portion of the Loan outstanding and unconverted as of the Due Date."

          11. Registration Rights.  Section 3(b)(i) of each of the
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Registration Rights Agreements is hereby amended by replacing the phrase "three
(3) months" with the phrase "seven (7) months". Each of the Lenders hereby waives, to the extent applicable, any and all damages and other remedies it may have against the Borrower as of the date hereof due to the failure of Borrower to have filed a registration statement by September 3, 1999 under Section 3(b) of each of the Registration Rights Agreements. In addition, the term "Restricted Stock" shall also

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include the Extension Shares and the shares of Common Stock issuable upon the exercise of the Extension Warrants. In addition, the following shall be added to the end of Section 3(b)(i) of each of the Registration Rights Agreements:
"Borrower shall use best efforts to have a Registration Statement declared effective by the SEC by January 17, 2000. In the event that a Registration Statement has not been declared effective on or before January 17, 2000, then the Borrower shall, at the sole option and written instruction of the Agent on behalf of the Lenders, either (x) pay the Agent on behalf of the Lenders the sum of Twenty Five Thousand Dollars ($25,000) for such failure as well as for every 30 day calendar period thereafter until the Registration Statement has been declared effective; or (y) issue to the Agent on behalf of the Lenders three year warrants to purchase an additional 150,000 shares of Borrower's Common Stock at an exercise price of $5.00 per share."

          12.  Representations of Borrower. Borrower represents to Lenders that:

               12.1. Upon the consummation of the Lancer Financing and the extension of the Loan pursuant to this Amendment, the Borrower shall be solvent; and

               12.2. As of September 30, 1999, Borrower's indebtedness to secured creditors senior to the Lenders was not more than $6,100,000 and the Accounts (as such term is defined in Section 9-106 of the Uniform Commercial
Code) of Borrower and its subsidiaries were no less than $10,000,000.

          13.  Effect of Amendment.  Except as modified by this Amendment, the
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Letter Agreement and each of the Registration Rights Agreements shall remain unmodified and in full force and effect.

          14.  Governing Law.  This Amendment shall be construed and enforced in
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accordance with the laws of the State of Texas without regard to conflicts of law principles.

          15.  Counterparts; Facsimile Signatures.  This Amendment may be
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executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
This Amendment may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

                                    SKYNET HOLDINGS, INC.


                                    By:_______________________________
                                       Byron Hogue, Chief Executive Officer

                                    AGENT:

                                    FOUNDERS EQUITY GROUP, INC.,
                                    a Texas corporation, as Agent for the
                                    Lenders

                                    By:_______________________________
                                       Scott Cook,
                                       Chief Executive Officer

                                    LENDERS:

                                    FOUNDERS EQUITY GROUP, INC.,

                                    By:_______________________________
                                       Scott Cook,
                                       Chief Executive Officer

                                    FOUNDERS MEZZANINE INVESTORS, LLC

                                    By:_______________________________
                                       Name:
                                       Title:

                                    __________________________________
                                    DONALD F. MOOREHEAD


                                    __________________________________
                                    SHELLEY MOOREHEAD

                   [signature lines continued on next page]

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                                    __________________________________
                                    GEORGE O. MOOREHEAD


                                    STOLI, LTD.

                                    By:_______________________________
                                       Name:
                                       Title:

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